UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Open Text Corporation (“OpenText”), and Ocelot Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OpenText (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of November 4, 2013 (the “Merger Agreement”), with GXS Group, Inc., a Delaware corporation (“GXS”), and Global Acquisition LLC, solely in its capacity as the stockholders’ representative, providing for the acquisition of GXS by OpenText. GXS is a global provider of business-to-business cloud-based integration services and solutions. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the disinterested directors of OpenText’s board of directors and unanimously approved by GXS’s board of directors, Merger Sub will be merged with and into GXS (the “Merger”), with GXS surviving the Merger as a wholly-owned subsidiary of OpenText. The Merger is expected to close during OpenText’s third fiscal quarter. Concurrently with the execution and delivery of the Merger Agreement, the principal stockholders of GXS (the “Principal Stockholders”), which hold at least 85% of the outstanding shares of GXS’s common stock and at least 85% of the outstanding shares of GXS’s preferred stock that together constitute at least 85% of the voting power of GXS’s outstanding capital stock, delivered support agreements to OpenText and Merger Sub, and they subsequently delivered their approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby.

At the effective time of the Merger, each share of GXS common stock and GXS preferred stock outstanding immediately prior to the effective time (other than shares owned by (i) OpenText, Merger Sub or GXS or any of its subsidiaries (which will be cancelled) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive a certain amount of cash and, in the case of GXS preferred stock, subject to certain conditions including satisfaction as to their status as “accredited investors” under the U.S. Securities Act of 1933, as amended, a specified number of OpenText common shares. The aggregate consideration payable is $1,165,000,000, consisting of $1,065,000,000 in cash (subject to adjustment for working capital and uncollected accounts receivable as set forth in the Merger Agreement), of which $60,000,000 will be held in escrow, and $100,000,000 aggregate amount in OpenText common shares. A portion of the cash consideration will be used to repay, defease or redeem GXS indebtedness under its wholly-owned subsidiaries’ outstanding credit agreement and outstanding notes. To the extent any preferred stockholder of GXS is not an accredited investor, the OpenText common shares allocable to such stockholder will be reallocated to other GXS preferred stockholders that are accredited investors (and the cash consideration payable to such preferred stockholders that are accredited investors will be correspondingly reduced), and such preferred stockholder that is not an accredited investor will receive an amount of cash determined pursuant to the Merger Agreement in lieu of such OpenText common shares. Subject to certain exceptions, GXS’s stockholders have agreed to indemnify OpenText for certain breaches of representations, warranties and covenants and for certain pre-closing taxes. Such indemnification obligations are generally limited to the amount of cash held in escrow. Each OpenText common share outstanding immediately prior to the effective time will remain outstanding and will not be affected by the Merger. Upon completion of the Merger, the former GXS preferred stockholders will own approximately 2.1% to 2.4% of OpenText’s outstanding common shares, assuming no modifications to the number of common shares outstanding between the date hereof and the completion of the Merger other than the issuance of the share consideration pursuant to the Merger.

Neither OpenText nor Merger Sub will assume any currently issued and outstanding options or any other direct or indirect right to purchase GXS common stock or preferred stock. As soon as practicable, GXS’s board of directors (or any relevant committee thereof) is required to adopt resolutions or take other actions to ensure that, at the effective time of the Merger, any option to purchase GXS common stock or preferred stock (whether vested or unvested and whether exercisable or not exercisable) that is outstanding and unexercised immediately prior to the effective time will terminate and be canceled at the effective time without payment therefor.

The consummation of the Merger is subject to certain customary conditions, including the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any applicable waiting periods or receipt of any applicable consents or approvals under any other applicable antitrust laws, and other customary closing conditions. The consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including a covenant providing for each of the parties to use reasonable best efforts to cause the transactions to be consummated. The Merger Agreement also requires GXS to conduct its operations in all material respects according to the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, subject to certain exceptions.

The Merger Agreement also contains certain rights to terminate the agreement prior to closing, including that, (a) the parties may terminate the transaction by mutual consent, and (b) either party will have the right to terminate the transaction (i) if the closing has not occurred on or before May 2, 2014, or another date agreed by the parties, subject to certain exceptions, (ii) a governmental entity takes final, non-appealable action prohibiting the Merger or enacts any law that makes consummation of the closing illegal or otherwise prohibited, or (iii) if the other party breaches the Merger Agreement (under certain circumstances).

OpenText intends to finance the cash consideration pursuant to the Merger with (i) cash on hand and (ii) the proceeds of a new credit facility. In connection therewith, OpenText has obtained a financing commitment (the “Commitment Letter”) from Barclays Bank PLC and Royal Bank of Canada (the “Lenders”), pursuant to which the Lenders have committed to provide up to $800 million pursuant to a seven-year senior secured term loan to finance the pending Merger. The obligations of the Lenders to provide the term loan under the Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter and the documentation standard specified therein. The final termination date for the Commitment Letter is May 7, 2014.

The foregoing summaries of the Merger Agreement and the Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and the Commitment Letter, which OpenText intends to file as an amendment to this Form 8-K.

In connection with the Merger Agreement, OpenText has executed a registration rights agreement (the “Registration Rights Agreement”) for the benefit of the holders that, subject to certain conditions, receive OpenText common shares as consideration for the Merger or succeed to the rights of such holders under the Registration Rights Agreement from time to time. Subject to specified conditions, such holders will have (i) certain demand registration rights, up to two demands per year, giving such holders the right to request that OpenText file a registration statement or prospectus supplement to the prospectus contained in such registration statement for the resale of such OpenText common shares, and (ii) certain “piggy-back” registration rights.

The foregoing summary of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which OpenText intends to file as an amendment to this Form 8-K.

As referred to above, concurrently and in connection with entering into the Merger Agreement, GXS, OpenText and each Principal Stockholder entered into a support agreement (each, a “Support Agreement”), pursuant to which, subject to the conditions set forth therein, such Principal Stockholder has agreed to, among other things, (i) the terms of the Merger Agreement to the extent they set forth obligations of such Principal Stockholder as a holder of GXS capital stock; (ii) the allocation of the consideration pursuant to the Merger, including the allocation of the OpenText common shares thereunder; (iii) not revoke its adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated thereby; (iv) vote all shares of GXS capital stock owned by it, as well as any additional securities which it may acquire or own, against (A) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by GXS or any other alternative transaction (other than the Merger Agreement and the transactions contemplated thereby) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of GXS or such Principal Stockholder under the Support Agreement, the Merger Agreement, or any other agreement contemplated thereby or which would reasonably be expected to result in any of the conditions of OpenText’s obligations under the Merger Agreement not being fulfilled, and (B) any amendment of GXS’s or any of its subsidiaries’ organizational documents, or other proposal or transaction, which would in any manner, impede, frustrate, prevent or nullify the Merger Agreement or the transactions contemplated thereby or change in any manner the voting rights of any class of GXS’s capital stock, and (v) waive any appraisal or dissenters’ rights it may have and refrain from taking or participating in certain actions. Each Principal Stockholder is also subject to certain transfer restrictions and non-solicitation restrictions set forth in the Support Agreement.

The foregoing summary of the Support Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements, which OpenText intends to file as an amendment to this Form 8-K.

The Merger Agreement, the Commitment Letter, the Registration Rights Agreement and the Support Agreements have been included solely to provide investors and security holders with information regarding their respective terms. None of these agreements are intended to be a source of financial, business or operational information about

OpenText, GXS or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Commitment Letter, the Registration Rights Agreement and the Support Agreements, respectively, are made only for purposes of the applicable agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, the Commitment Letter, the Registration Rights Agreement and the Support Agreements, respectively, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of OpenText, GXS or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, the Commitment Letter, the Registration Rights Agreement or the Support Agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02	Unregistered Sale of Securities.

Pursuant to the Merger Agreement and assuming satisfaction of the conditions to delivery of such share consideration, a portion of the consideration to be delivered to the preferred stockholders of GXS, subject to certain conditions, consists of approximately 1,297,521 to 1,434,102 OpenText common shares (to be determined pursuant to the terms of the Merger Agreement). These OpenText common shares are expected to be issued pursuant to the exemption from registration pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Rule 506(c) thereunder.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On November 5, 2013, OpenText issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements set forth herein, including statements regarding the proposed Merger, the proposed financing of the Merger and expected number of common shares outstanding on completion of the Merger, the combined company’s plans, objectives, expectations and intentions, leadership in the Enterprise Information Management (EIM) industry and in business-to-business (B2B) data integration services, creation of the largest information exchange trading network in the world and, the expected size, scope and growth of the combined company’s operations and the market in which it will operate, expected synergies, as well as the expected timing and benefits of the transaction, may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the proposed Merger and the operating environment, economies and markets in which the Company and GXS operate. These statements are subject to important risks and uncertainties that are difficult to predict, and the actual outcome may be materially different.

These statements reflect beliefs and assumptions which are based on OpenText’s and GXS’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, OpenText and GXS have made assumptions with respect to: the ability of OpenText and GXS to achieve expected synergies and the timing of same; the ability of OpenText and GXS to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of OpenText and GXS to protect their intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the information technology and financial sectors and other sectors of the economy which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters. OpenText’s and GXS’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. OpenText’s beliefs and assumptions may prove to be inaccurate and consequently OpenText’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in the forward-looking statements as a result of the following:

(i)	risks and uncertainties relating to the Merger and financing thereof, including: (a) the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on OpenText’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (b) OpenText’s significantly increased levels of indebtedness as a result of the proposed Merger, which could limit OpenText’s operating flexibility and opportunities; (c) OpenText’s inability to complete the anticipated financing as contemplated by the Commitment Letter prior to the contractually required time for closing of the proposed Merger or otherwise secure favorable terms for such financing; (d) the possibility that certain assumptions with respect to GXS or the proposed Merger could prove to be inaccurate; (e) failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed Merger; (f) the potential failure to retain key employees of OpenText or GXS as a result of the proposed Merger or during integration of the businesses; and (g) disruptions resulting from the proposed Merger, making it more difficult to maintain business relationships;

(ii)	risks and uncertainties relating to OpenText, including: (a) the future performance, financial and otherwise, of OpenText; (b) the ability of OpenText to bring new products to market and to increase sales; (c) the strength of OpenText’s product development pipeline; (d) OpenText’s growth and profitability prospects; (e) the estimated size and growth prospects of the EIM market; (f) OpenText’s competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (g) the benefits of OpenText’s products to be realized by customers; and (h) the demand for OpenText’s products and the extent of deployment of OpenText’s products in the EIM marketplace; and

(iii)	risks and uncertainties relating to future events, conditions or circumstances, or other general risks, including: (a) integration of other acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (b) the possibility that OpenText may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (c) the risks associated with bringing new products to market; (d) fluctuations in currency exchange rates; (e) delays in the purchasing decisions of OpenText’s customers; (f) the competition OpenText faces in its industry and/or marketplace; (g) the possibility of technical, logistical or planning issues in connection with the deployment of OpenText’s products or services; (h) the continuous commitment of OpenText’s customers; and (i) demand for OpenText’s products.

For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) (which are available at the SEC’s website at www.sec.gov) and other securities regulators. Many of these factors are beyond the control of OpenText. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Open Text Corporation on November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

November 5, 2013	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Open Text Corporation on November 5, 2013